EXECUTIVE DEFERRED
COMPENSATION PLAN

PATHFINDER BANK

EFFECTIVE AS OF:

December 31, 2003

AMENDED AND RESTATED:

January 1, 2005

AMENDED AND RESTATED
EXECUTIVE DEFERRED
COMPENSATION PLAN

This Amended and Restated Executive Deferred Compensation Plan (the “Plan”), effective as of January 1, 2005, formalizes the understanding by and between PATHFINDER BANK (the “Bank”), a state chartered stock savings bank, and certain eligible Executives, hereinafter referred to as “Executive,” who shall be approved by the Bank to participate and who shall elect to become a party to this Executive Deferred Compensation Plan by execution of an Executive Deferred Compensation Plan Deferral Agreement (“Deferral Agreement”) in a form provided by the Bank.  Pathfinder Bancorp, MHC, a Federal mutual holding company, and Pathfinder Bancorp, Inc. (the “Holding Company”) are  parties to this Agreement for the sole purpose of guaranteeing the Bank’s performance hereunder.

W I T N E S S E T H :

WHEREAS, the Executives are a selected group of management employees; and

WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued service of each; and

WHEREAS, the Bank values the efforts, abilities and accomplishments of such Executives and recognizes that the Executives’ services substantially contribute to its continued growth and profits in the future; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective January 1, 2005, requires that certain types of deferred compensation arrangements must comply with its terms or subject the recipients of such compensation to current taxes and penalties; and

WHEREAS, the Plan was originally effective December 31, 2003; and

WHEREAS, the Bank desires to amend and restate the Plan, in order to conform the requirements set forth in Code Section 409A and the final regulations thereunder, and for certain other purposes; and

WHEREAS, the Bank and the Executives intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Executives, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Bank has adopted this amended and restated Executive Plan which controls all issues relating to the Deferred Compensation Benefits as described herein;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to the following terms and conditions:

SECTION I
DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1           “Bank” means Pathfinder Bank and any successor thereto.

1.2
“Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in the Executive’s Deferral Agreement to whom the deceased Executive’s benefits are payable.  If no Beneficiary is so designated, then the Executive’s Spouse, if living, will be deemed the Beneficiary.  If the Executive’s Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis.  If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.3	“Benefit Age” shall be the birthday on which the Executive becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Executive’s Deferral Agreement.

1.4
“Benefit Eligibility Date” shall be the date on which a Executive is entitled to receive his Deferred Compensation Benefit.  It shall be the first day of the month following the month in which the Executive attains the Benefit Age designated in his Deferral Agreement.

1.5
“Cause” means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Bank.

1.6
“Change in Control” of the Bank or Holding Company means a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Company within the meaning of the Home Owners’ Loan Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the “HOLA”) as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.  Notwithstanding anything in this subsection (b) to the contrary, a change in control shall not be deemed to have occurred in the event of a conversion of the Company’s or the Bank’s mutual holding company to stock form, or in connection with any reorganization used to effect such a conversion.

1.7	“Children” means the Executive’s children, both natural and adopted, determined at the time payments are due the Children under this Plan.

1.8
“Deferral Period” means the period of months designated in the Executive’s Deferral Agreement during which the Executive shall defer current compensation.  The Deferral Period shall commence on the date designated in the Executive’s Deferral Agreement.

1.9
“Deferred Compensation Benefit” means the annuitized value (using the Interest Factor) of the Executive’s Elective Contribution Account, measured as of the Executive’s Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Executive’s Benefit Eligibility Date.

1.10	“Disability Benefit” means the monthly benefit payable to the Executive if the Executive becomes Disabled.

1.11	“Effective Date” of this Plan was originally December 31, 2003, however, the effective date of this amended and restated Plan is January 1, 2005.

1.12
“Elective Contribution” shall refer to any bookkeeping entry required to record a Executive’s voluntary monthly pre-tax deferral of compensation which shall be made in accordance with the Executive’s Deferral Agreement.

1.13
“Elective Contribution Account” shall be represented by the bookkeeping entries required to record a Executive’s Elective Contributions plus accrued interest calculated with the Interest Factor, earned to date on such amounts.  However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.14           “Estate” means the estate of the Executive.

1.15	“Interest Factor” means either the Pre-Retirement Interest Factor or the Post-Retirement Interest Factor, as applicable.

1.16
“Payout Period” means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the first month following the occurrence of the event which triggers distribution and continuing for a period of one-hundred twenty (120) months, as designated in the Executive’s Deferral Agreement.

1.17	“Plan Year” shall mean the twelve (12) month period from January 1 to December 31 of each year.

1.18
“Post-Retirement Interest Factor” means a rate applicable to annuitize the Elective Contribution Account of a Executive in connection with installment distributions made following a Executive’s retirement or other termination of employment.  Unless changed pursuant to a written resolution of the Board of Executives, the Post-Retirement Interest Factor shall be seven percent (7%) per annum.

1.19
“Pre-Retirement Interest Factor” means a rate applied to accruals credited to a Executive’s Elective Contribution Account prior to the Executive’s retirement or other termination of employment.  Unless changed pursuant to a written resolution of the Board of Executives, the Pre-Retirement Interest Factor shall be a rate equivalent to the prime interest rate as published in the Wall Street Journal each January 1, plus three percent (3%).  For the initial Plan Year, the Pre-Retirement Interest Factor shall be seven percent (7%).  The Pre-Retirement Interest Factor shall be calculated each January 1 during the Deferral Period, and such rate shall be the applicable Pre-Retirement Interest Factor for the Plan Year for which it is calculated.

1.20
“Projected Deferral” is an estimate, determined upon execution of a Deferral Agreement, of the total amount of compensation to be deferred by the Executive during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Executive’s Deferral Agreement.

1.21	“Spouse” means the individual to whom the Executive is legally married at the time of the Executive’s death.

1.22
“Survivor’s Benefit” means if the Bank has obtained insurance on the life of the Executive, an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive’s Deferral Agreement.  If the Bank has not obtained insurance on the life of the Executive, the Survivor’s Benefit shall be equal to the accrued benefit in the Executive’s Elective Contribution Account as of the Executive’s date of death, annuitized (using the Post-Retirement Interest Factor) and payable in monthly installments throughout the Payout Period.

SECTION II
ESTABLISHMENT OF RABBI TRUST

The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank’s creditors in the event of the Bank’s “Insolvency” as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executive and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.

SECTION III
DEFERRED COMPENSATION

Commencing on the Effective Date and continuing through the end of the Deferral Period, the Executive and the Bank agree that the Executive may defer into his Elective Contribution Account on a monthly basis a percentage or dollar amount of such Executive’s compensation up to Seven Hundred Fifty Dollars ($750.00) which the Executive would otherwise be entitled to receive from the Bank for each month of the Deferral Period.  The total deferral during the term of the Deferral Period shall not exceed the Executive’s Projected Deferral, without Board of Executive approval.  The specific amount of the Executive’s monthly deferred compensation shall be designated in the Executive’s Deferral Agreement and shall apply only to compensation attributable to services not yet performed.

SECTION IV
ADJUSTMENT OF DEFERRAL AMOUNT

Deferral of the specific amount of compensation designated in the Executive’s Deferral Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Executive amends his Deferral Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit C of the Deferral Agreement).  A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January 1st during the Executive’s Deferral Period.  Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Executive.

SECTION V
RETIREMENT BENEFIT

5.1
Retirement Benefit.  Subject to Subsection 6.1 of this Plan, the Bank agrees to pay the Executive the Deferred Compensation Benefit commencing on the Executive’s Benefit Eligibility Date.  Such payments will be made over the term of the Payout Period.  In the event of the Executive’s death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive’s Beneficiary a continuation of the monthly installments for the number of months remaining in the Payout Period.

5.2
Disability Benefit. The Executive shall be entitled to receive the Disability Benefit hereunder if the Executive becomes Disabled.  For purposes of this Subsection, “Disability” or “Disabled” shall mean the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Executive’s employer; or (iii) is determined to be totally disabled by the Social Security Administration.  The Disability Benefit shall begin within thirty (30) days the Executive is determined to be Disabled.  The amount of the monthly benefit shall be the annuitized value of the Executive’s Elective Contribution Account, measured as of the date of the Disability determination and payable over the Payout Period.  The Post-Retirement Interest Factor shall be used to annuitize the Elective Contribution Account.  In the event the Executive dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Executive’s death.

5.3
Voluntary or Involuntary Termination.  If the Executive’s employment with the Bank is voluntarily or involuntarily terminated (including termination for Cause) prior to the attainment of his Benefit Eligibility Date, the Executive’s death or Disability, then commencing on his Benefit Eligibility Date, the Executive shall be entitled to the annuitized value (using the Interest Factor) of his Elective Contribution Account calculated as of his Benefit Eligibility Date, and payable over the Payout Period.

5.4
Termination of Employment Related to a Change in Control.  If a Change in Control occurs, and thereafter the Executive’s employment is terminated (either voluntarily or involuntarily) within thirty-six (36) months, the Executive shall be entitled to receive his Deferred Compensation Benefit calculated as if Executive had made all of his elective deferrals through his Benefit Age.  Such benefit shall be annuitized (using the Interest Factor) and be payable commencing on such Executive’s Benefit Eligibility Date in monthly installments throughout the Payout Period.  In the event the Executive dies at any time after termination of employment, but prior to commencement of  such payments due and owing hereunder, the Bank or its successor, shall pay to the Executive’s Beneficiary, the Survivor’s Benefit.  In the event the Executive dies at any time after commencement of such payments, but prior to completion of all such payments due and owing hereunder, the Bank or its successor shall pay to the Executive’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

5.5
Modification of Benefit Age.  Notwithstanding anything in the Plan to the contrary, an Executive who previously designated a Benefit Age in his or her Deferral Agreement, may elect to change his or her Benefit Age by filing with the Bank a Transition Year Election Form (attached hereto as Exhibit D), provided that such election is made by the later of December 31, 2008.  If the Executive elects to modify his Benefit Age (“Modified Benefit Age”) and to commence receiving benefits hereunder before attainment of his Benefit Age as set forth on his Deferral Agreement, Executive shall be entitled to receive the value of his Elective Contribution Account calculated as of the last day of the month in which Executive attains his Modified Benefit Age, Such early benefit shall be annuitized (using the Interest Factor) and be payable commencing on the first day of the second month following Executive’s attaining his Modified Benefit Age in monthly installments throughout the Payout Period.  In the event the Executive dies at any time after designating his Modified Benefit Age, but prior to commencement of  such payments due and owing hereunder, the Bank or its successor shall pay to the Executive’s Beneficiary the Survivor’s Benefit.  In the event the Executive dies at any time after commencement of the benefit payments, but prior to completion of all such payments due and owing hereunder, the Bank or its successor shall pay to the Executive’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

SECTION VI
DEATH BENEFITS

6.1
Death Benefit Prior to Commencement of Deferred Compensation Benefit.  In the event of the Executive’s death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Executive’s Beneficiary a monthly benefit for the Payout Period, commencing within thirty (30) days of the Executive’s death.  The amount of such monthly benefit payments shall be determined as follows:

(a)
(1) In the event death occurs (i) while the Executive is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Executive has become eligible for such Disability Benefit payments but before such payments have commenced, the Executive’s Beneficiary shall be entitled to receive the Survivor’s Benefit for the number of months in the Payout Period, reduced by the number of months Disability Benefit payments were made to the Executive.  In the event death occurs after the Executive has received the Disability Benefit provided for in Subsection 5.2 for the entire Payout Period, the Executive’s Beneficiary shall not be entitled to the Survivor’s Benefit for any length of time.  However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) if approved by the Board of Executives, and the payment described in Section 6.2, shall still be applicable to such Beneficiary.

(2) If (i) the total dollar amount of Disability Benefit payments received by the Executive under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor’s Benefit been paid in lieu of the Disability Benefit which was paid during the Executive’s life, and (ii) Board of Director approval is obtained, the Bank shall pay the Executive’s Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive’s death.

(b)
In the event death occurs while the Executive is (i) in the employment of the Bank, (ii) deferring compensation pursuant to Section II and (iii) prior to any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Executive’s Deferral Agreement, the Executive’s Beneficiary shall be paid the Survivor’s Benefit.

(c)
In the event death occurs while the Executive is (i) in the employment of the Bank, (ii) deferring compensation pursuant to Section II, and (iii) after any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Executive’s Deferral Agreement, the Executive’s Beneficiary shall be paid a reduced Survivor’s Benefit. The amount of such reduced Survivor’s Benefit shall be determined by multiplying the monthly payment available as a Survivor’s Benefit by a fraction, the numerator of which is equal to the total compensation actually deferred by the Executive as of his death, and the denominator of which is equal to the total amount of compensation which would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Deferral Agreement and during the Deferral Period.

(d)
In the event the Executive completes less than One Hundred Percent (100%) of his Projected Deferrals due to any voluntary or involuntary termination, the Executive’s Beneficiary shall be paid a reduced Survivor’s Benefit. The amount of such reduced Survivor’s Benefit shall be determined by multiplying the monthly payment available as a Survivor’s Benefit by a fraction, the numerator of which is equal to the total compensation actually deferred by the Executive, and the denominator of which is equal to the Executive’s Projected Deferral.

(e)
In the event the Executive completes One Hundred Percent (100%) of his Projected Deferrals prior to any voluntary or involuntary termination, and provided no payments have been made pursuant to Subsection 5.2, the Executive’s Beneficiary shall be paid the Survivor’s Benefit.

6.2
Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Executive’s death, the Executive’s Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive. Such benefit shall be payable within thirty (30) days of the Executive’s death.

SECTION VII
BENEFICIARY DESIGNATION

The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Deferral Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Deferral Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Deferral Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

SECTION VIII
EXECUTIVE’S RIGHT TO ASSETS

The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Plan, shall be solely those of an unsecured general creditor of the Bank.  The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Plan. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan.

Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

SECTION IX
RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION X
ALIENABILITY AND ASSIGNMENT PROHIBITION

Neither the Executive nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

SECTION XI
ERISA PROVISIONS

11.1
Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the “Administrator”) of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2
Claims Procedure and Arbitration.  In the event that benefits under this Plan are not paid to the Executive (or to his Beneficiary in the case of the Executive’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused.  The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Deferral Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Deferral Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Deferral Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Deferral Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION XII
MISCELLANEOUS

12.1
No Guarantee of Employment.  Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Plan.  Notwithstanding anything herein contained to the contrary, any payment to the Executive by the Holding Company are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

12.2	State Law. The Plan is established under, and will be construed according to, the laws of the state of New York.

12.3
Severability and Interpretation of Provisions.  In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, or in the event that any legislation adopted by any government body having jurisdiction over the Bank would be retroactively applied to invalidate this Plan or any provision hereof or cause the benefits hereunder to be taxable, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.  In the event that the intent of any provision shall need to be construed in any manner to avoid taxability, such construction shall be made by the Plan Administrator in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

12.4
Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5
Unclaimed Benefit.  The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period.

12.6
Limitations on Liability.  Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Trustees shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.7	Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8
Effect on Other Corporate Benefit Plans.  Nothing contained in this Plan shall affect the right of the Executive to participate in or be covered by any qualified or nonqualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank’s existing or future compensation structure.

12.9
Suicide.  Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Executive’s death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Deferral Agreement. If the Executive dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Executive’s Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Executive’s death is declared a suicide by competent legal authority.

Credit shall be given to the Bank for payments made prior to determination of suicide.

12.10
Inurement.  This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

12.11
Source of Payments.  All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust. The Holding Company guarantees payment and provision of all amounts and benefits due to the Executives and, if such amounts and benefits are not timely paid or provided by the Bank, or the rabbi trust, such amounts and benefits shall be paid or provided by the Holding Company.

12.12
Tax Withholding and Code Section 409A Taxes.  Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution.  This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

12.13	Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

12.14
Acceleration of Payments.  Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder.  Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department.  Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Executive to the Employer; (vii) in satisfaction of certain bona fide disputes between the Executive and the Employer; or (viii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

SECTION XIII
AMENDMENT/TERMINATION

13.1
Partial Termination.  Notwithstanding anything herein contained to the contrary, the Bank reserves the exclusive right to freeze or to amend the Plan at any time with respect to compensation to be earned in the future, provided that no amendment to the Plan shall be effective to decrease or to restrict the amount accrued to the date of such amendment.

13.2
Complete Termination.  Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Bank shall pay out to the Executive his or her benefit as set forth below.  Such complete termination of the Plan shall occur only under the following circumstances and conditions:

(a)           The Bank may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Executive’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)           The Bank may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Executive and all executives under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.  For these purposes, “Change in Control” shall be defined in accordance with the Treasury Regulations under Code Section 409A.

(c)           The Bank may terminate the Plan provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Executive covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Executive participated in both arrangements, at any time within three years following the date of termination of the arrangement.

SECTION XIV
EXECUTION

14.1
This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

14.2	This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed on the day and date first written below.

PATHFINDER BANK

12/23/08                                                                By:                           /s/ Thomas W. Schneider
Date                                                                                                       Thomas W. Schneider,
President and Chief Executive Officer

PATHFINDER BANCORP, INC.

12/23/08                                                                By:                          /s/ Thomas W. Schneider
Date                                                                                                       Thomas W. Schneider,
President and Chief Executive Officer

PATHFINDER BANCORP, MHC

12/23/08                                                                By:                           /s/ Thomas W. Schneider
Date                                                                                                       Thomas W. Schneider
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

DEFERRAL AGREEMENT

I, Thomas W. Schneider, and PATHFINDER BANK hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2005, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

I hereby elect to defer ________ Percent ( _____%) or $417 of my monthly Compensation.  Such deferrals shall commence on January 1, 2004, and shall continue for a period of one hundred twenty (120) months, known as the Deferral Period, and will result in a Projected Deferral in the amount of $50,000.  I understand that this election to defer applies only to Compensation attributable to services not yet performed.

I understand that my election to defer shall continue in accordance with this Deferral Agreement until such time as I submit a “Notice of Adjustment of Deferral” (Exhibit C hereto) to the Administrator, at least thirty (30) days prior to any January 1st during my Deferral Period.  A Notice of Adjustment of Deferral can be used to adjust the amount of Compensation to be deferred or to discontinue deferrals altogether.

I understand that I will be entitled to a distribution of my deferrals upon attainment of my elected Benefit Age of 70.  Distribution will be made in installments over a period of one hundred twenty (120) months.

In general, I understand that my designated Beneficiary may be entitled to a monthly Survivor’s Benefit of $2,857 pursuant to section 6.1 of the Plan and subject to all relevant subsections of the Plan.

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Deferral Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

Dated this 23 day of December, 2008

/s/ Thomas W. Schneider                                                                /s/ James A. Dowd
Executive                                                                                           Duly Authorized Officer of Pathfinder Bank

EXHIBIT A

AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

DEFERRAL AGREEMENT

I, James A. Dowd, and PATHFINDER BANK hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2005, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

I hereby elect to defer ________ Percent ( _____%) or $417 of my monthly Compensation.  Such deferrals shall commence on January 1, 2004, and shall continue for a period of one hundred twenty (120) months, known as the Deferral Period, and will result in a Projected Deferral in the amount of $50,000.  I understand that this election to defer applies only to Compensation attributable to services not yet performed.

I understand that my election to defer shall continue in accordance with this Deferral Agreement until such time as I submit a “Notice of Adjustment of Deferral” (Exhibit C hereto) to the Administrator, at least thirty (30) days prior to any January 1st during my Deferral Period.  A Notice of Adjustment of Deferral can be used to adjust the amount of Compensation to be deferred or to discontinue deferrals altogether.

I understand that I will be entitled to a distribution of my deferrals upon attainment of my elected Benefit Age of 70.  Distribution will be made in installments over a period of one hundred twenty (120) months.

In general, I understand that my designated Beneficiary may be entitled to a monthly Survivor’s Benefit of $4,394 pursuant to section 6.1 of the Plan and subject to all relevant subsections of the Plan.

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Deferral Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

Dated this 23 day of December, 2008

/s/ James A. Dowd                                                                /s/ Thomas W. Schneider
Executive                                                                               Duly Authorized Officer of Pathfinder Bank

EXHIBIT A

AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

DEFERRAL AGREEMENT

I, Melissa A. Miller, and PATHFINDER BANK hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2005, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

I hereby elect to defer ________ Percent ( _____%) or $417 of my monthly Compensation.  Such deferrals shall commence on February 1, 2004, and shall continue for a period of one hundred twenty (120) months, known as the Deferral Period, and will result in a Projected Deferral in the amount of $50,000.  I understand that this election to defer applies only to Compensation attributable to services not yet performed.

I understand that my election to defer shall continue in accordance with this Deferral Agreement until such time as I submit a “Notice of Adjustment of Deferral” (Exhibit C hereto) to the Administrator, at least thirty (30) days prior to any January 1st during my Deferral Period.  A Notice of Adjustment of Deferral can be used to adjust the amount of Compensation to be deferred or to discontinue deferrals altogether.

I understand that I will be entitled to a distribution of my deferrals upon attainment of my elected Benefit Age of 70.  Distribution will be made in installments over a period of one hundred twenty (120) months.

In general, I understand that my designated Beneficiary may be entitled to a monthly Survivor’s Benefit of $2,174 pursuant to section 6.1 of the Plan and subject to all relevant subsections of the Plan.

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

This Deferral Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

Dated this 23 day of December, 2008

/s/ Melissa A. Miller                                                                /s/ Thomas W. Schneider
Executive                                                                                   Duly Authorized Officer of Pathfinder Bank

EXHIBIT B
AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

The Executive, under the terms of the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan hereby designates the following Beneficiary to receive any guaranteed payments or death benefits* under such Plan, following his death:

PRIMARY BENEFICIARY:                                                                Joy Ann Schneider

SECONDARY BENEFICIARY:	Thomas J. Schneider, Matthew R. Schneider, James A. Schneider, equally per stirpes

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

December 23, 2008                                                                                     /s/ Thomas W. Schneider
Date	EXECUTIVE

•
I understand and agree that no death benefit in excess of the deferrals made by me (plus earnings thereon) will be paid unless Pathfinder Bank has acquired insurance on my life and such insurance is in place.

EXHIBIT B
AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

The Executive, under the terms of the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan hereby designates the following Beneficiary to receive any guaranteed payments or death benefits* under such Plan, following his death:

PRIMARY BENEFICIARY:                                                                Nancy J. Dowd (Mother)

SECONDARY BENEFICIARY:	John W. Dowd (Brother)

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

December 23, 2008                                                                               /s/ James A. Dowd
Date	EXECUTIVE

•
I understand and agree that no death benefit in excess of the deferrals made by me (plus earnings thereon) will be paid unless Pathfinder Bank has acquired insurance on my life and such insurance is in place.

EXHIBIT B

AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

The Executive, under the terms of the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan hereby designates the following Beneficiary to receive any guaranteed payments or death benefits* under such Plan, following his death:

PRIMARY BENEFICIARY:                                                                Lisa E. Dashnau

SECONDARY BENEFICIARY:	Makayla Dashnau (Mesec) and Maddison Dashnau

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

December 23, 2008                                                                               /s/ Melissa A. Miller
Date	EXECUTIVE

•
I understand and agree that no death benefit in excess of the deferrals made by me (plus earnings thereon) will be paid unless Pathfinder Bank has acquired insurance on my life and such insurance is in place.

EXHIBIT C
AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DFERRED COMPENSATION PLAN

NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT

TO:	Administrative Committee, Executive Deferred Compensation Plan

I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Deferral Agreement, dated the ____ day of __________, 20__.  This notice is submitted fifteen (15) days prior to January 1st, and shall become effective January 1st, as specified below.

Adjust deferral as of:                                                          January 1st, 20__

Previous Deferral Amount:                                               ______ Percent (_____%) or $_____________ per month

New Deferral Amount:                                                      ______ Percent (_____%) or $ _____________ per month
                            (to discontinue deferral, enter $0)

_____________________                                                                ______________________________
Date                                                                EXECUTIVE

_____________________                                                                ______________________________
Date                                                                ACKNOWLEDGED

BY:_________________________________

TITLE: _____________________________

EXHIBIT D
AMENDED AND RESTATED
PATHFINDER BANK
EXECUTIVE DEFERRED COMPENSATION PLAN

TRANSITION ELECTION YEAR FORM

 Instructions:  If you are a participant in the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan (the “Plan”), and you previously filed a distribution election form with Pathfinder Bank (the “Bank”) in which you designated your Benefit Age for when Deferred Compensation Benefits will commence under the Plan, you have a limited period of time to use this Transition Year Election Form to elect to change your previous designated Benefit Age.

Due to IRS rules, individuals who participate in the Plan during 2008 must complete this form no later than December 31, 2008.  You may not use this form to change your Benefit Age with respect to payments that are scheduled to be made to you in 2008, or otherwise to cause payments to be made to you in 2008.

Print Name:

I am a participant in the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan, which was initially effective as of December 31, 2003, and amended and restated effective January 1, 2005.  Internal Revenue Code Section 409A provides that I must affirmatively select my Benefit Age in accordance with  the Plan.  I understand that I may not make an election to cause payments to be made in 2008, or to change the time and form of payment of benefits that are scheduled to begin in 2008.

Note:                      If you do not wish to change your Benefit Age previously filed  in your Deferral Agreement, then you do not need to complete this Transition Year Election Form.

I, _____________________, hereby elect to modify my Benefit Age effective as of this _____ day of _________________, 20__, and to begin receiving benefits under the Amended and Restated Pathfinder Bank Executive Deferred Compensation Plan in accordance with the terms and conditions set forth in Section 5.6 thereunder.

I hereby acknowledge and agree that by modifying the elected Benefit Age set forth in my Deferral Agreement (Exhibit A hereto), I will receive a reduced benefit equal to the value of my Elective Contribution Account calculated as of the last day of the month in which I attain my Modified Benefit Age.  Such reduced benefit shall be annuitized (using the Interest Factor) and be payable to me commencing on the first day of the second month following the month in which I attain my Modified Benefit Age, and shall be payable in one hundred twenty (120) monthly installments throughout the Payout Period.

I hereby elect a Modified Benefit Age of ____, which I will attain as of the ____ day of __________________, 20__.

_______________________                                                                                                _________________________________
Date                                                                                     Executive